                                                                                                                                                                                                                                                                          Exhibit 99.1

Corporate Governance Guidelines

CORPORATE GOVERNANCE GUIDELINES

1.	Director Qualifications

The Board will have a majority of Directors who will meet the criteria for independence required by the National Association of Securities Dealers, Inc. (the “NASD”).  The Nominating and Governance Committee is responsible for reviewing the qualifications and independence of the members of the Board and its various committees on a periodic basis as well as the composition of the Board as a whole.  This assessment will include members’ qualification as independent, as well as consideration of diversity, age, skills, and experience in the context of the needs of the Board.  Nominees for Directorship will be recommended to the Board by the Nominating and Governance Committee in accordance with the policies and principles in its charter and the provisions in the Corporation’s Articles of Incorporation and Code of By-Laws.  The Committee will also determine whether any Board members constitute “financial experts” as that term is defined by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002.

The Board presently has 7 members.  It is the sense of the Board that a size of 7 to 10 is about right.  However, the Board would be willing to go to a somewhat larger size in order to accommodate the availability of an outstanding candidate.

A Director who changes his or her principal employment or who no longer has the same principal responsibilities outside of the Corporation as such Director had at the time the Director was first elected or appointed to the Board shall promptly submit a written notification of the change to the Chairman of the Nominating and Governance Committee and shall offer to resign from the Board.  The Nominating and Governance Committee shall review the appropriateness of the Director’s continued membership on the Board under the changed circumstances and recommend to the Board whether the Director’s resignation should be accepted.

Directors should advise the Chairman of the Board and the Chairman of the Nominating and Governance Committee in advance of accepting an invitation to serve on another public company board.  There should be an opportunity for the Board through the Nominating and Governance Committee to review the Director’s availability to fulfill his or her responsibilities as a Director if he or she serves on one or more other public company boards. The retirement of a Director should normally occur at the end of the term in which he or she becomes 70½ years of age.

The Board has adopted stock ownership guidelines for non-employee Directors effective October 28, 2008.  Each non-employee Director is expected to own, of record or beneficially, at least 1,000 shares of the Corporation’s Common Stock by December 31, 2008, if the Director was serving as a Director on October 28, 2008, or within 12 months of joining the Board if the Director is elected or appointed to the Board after October 28, 2008.

2.	Director Responsibilities

The basic responsibility of the Directors is to exercise their business judgment in good faith to act in what they reasonably believe to be in the best interests of the Corporation.  In discharging that obligation, Directors should be entitled to rely on the honesty and integrity of their fellow Directors and the Corporation’s senior executives and outside advisors and auditors.  The Directors shall also be entitled to have the Corporation purchase reasonable directors’ and officers’ liability insurance on their behalf, to the benefits of indemnification to the fullest extent permitted by the Corporation’s Articles of Incorporation, Code of By-Laws and any applicable indemnification agreements, and to exculpation as provided by state law and the Corporation’s Articles of Incorporation.

Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.  Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting should generally be distributed in writing to the Directors before the meeting, and Directors should review these materials in advance of the meeting.

The Board has no policy with respect to the separation of the offices of Chairman and the Chief Executive Officer.  The Board believes that this issue is part of the succession planning process, which is overseen by the Board of Directors, and that it is in the best interests of the Corporation for the Board to make a determination when it elects a new chief executive officer.

The Chairman will establish the agenda for each Board meeting.  Each Board member is free to suggest the inclusion of items on the agenda.  Each Board member is free to raise at any Board meeting subjects that are not on the agenda for that meeting.  The Board will review the Corporation’s long-term strategic plans and the principal issues that the Corporation will face in the future during at least one Board meeting each year.

The non-management Directors will meet periodically in executive session.  The name of the Director who will preside at these meetings, or the method by which the presiding Director of each session is selected, will be determined by the non-management Directors.

The Board believes that the management speaks for the Corporation. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Corporation, subject to applicable legal restrictions.  But it is expected that Board members, absent unusual circumstances, will do this with the knowledge of the management.

3.	Board Committees

The Board will have at all times an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.  All of the members of these committees will be independent Directors under the criteria established by the NASD.  The Board will have additional standing and temporary committees as appropriate.  In general, committee members will be appointed by the Board with consideration of the desires of individual Directors.

The chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter.  The chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda.

The Board and each committee have the power to hire at the expense of the Corporation independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of the Corporation in advance.

Certain committees may meet simultaneously as committees of the Corporation and of Indiana Bank and Trust Company (the “Bank”), though they should hold separate sessions if necessary to address issues that are relevant to one entity but not the other or to consider transactions between the two entities or other matters where the Corporation and the Bank may have different interests.  In addition, any such committee should consult with internal or outside counsel if, in the opinion of the committee, any matter under consideration by the committee has the potential for any conflict between the interests of the Corporation and those of the Bank or the Corporation’s other subsidiaries in order to ensure that appropriate procedures are established for addressing any such potential conflict and for ensuring compliance with the Corporation’s policies regarding Sections 23A and 23B of the Federal Reserve Act.

4.	Director Access to Officers and Employees

Directors have full and free access to officers and employees of the Corporation.  Any meetings or contacts that a Director wishes to initiate may be arranged through the CEO or the Corporate Secretary or directly by the Director.  The Directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Corporation and will, to the extent not inappropriate, copy the CEO on any written communications between a Director and an officer or employee of the Corporation.

The Board welcomes regular attendance at each Board meeting of the appropriate representatives of senior management of the Corporation as shall be determined from time to time, subject to the Board’s right in all instances to meet in executive session or with a more limited number of management representatives.  If the CEO wishes to have additional

 Corporation personnel attendees on a regular basis, this suggestion should be brought to the Board for consideration.

5.	Director Orientation and Continuing Education

All new Directors must participate in the Corporation’s Orientation Program, which should be conducted as soon as practical following the annual meeting at which new Directors are elected or otherwise join the Board.  This orientation will include presentations by senior management to familiarize new Directors with the Corporation’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Ethics, its principal officers, and its internal and independent auditors.  All continuing Directors are also invited to attend the Orientation Program.

Directors will be provided opportunities for continuing education.  This Committee shall assist in identifying such opportunities and notifying the Board members of appropriate opportunities.

6.	Performance Evaluation

The Board of Directors will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively.  The Nominating and Governance Committee will receive comments from all Directors on the Board’s performance and report them to the Board to assist it with this examination.

7.	Executive Officer Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for the Corporation’s executive officers effective October 28, 2008.  Each executive officer is expected to own at least 1,000 shares of the Corporation’s Common Stock by December 31, 2008, if serving as an executive officer on October 28, 2008, or within 12 months of becoming an executive officer if elected or appointed after October 28, 2008. (Stock options, even if vested and in-the-money, will not be counted in determining whether the stock ownership guidelines have been met, but restricted stock awards shall be so counted.)